                                                             EXHIBIT NO. 99.1(b)

                                    [FORM OF]

                            MFS UNION STANDARD TRUST
                                  ON BEHALF OF:
                        MFS UNION STANDARD RESEARCH FUND




     Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 24, 1996 (the "Declaration"), of MFS Union Standard Trust (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Union Standard Fund, a series of the Trust, has been terminated.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 29th day of January, 1997.



-------------------------
A. Keith Brodkin
76 Farm Road
Sherborn, MA  01770



-------------------------
Nelson J. Darling, Jr.
74 Beach Bluff Avenue
Swampscott, MA  01907



-------------------------
William R. Gutow
3 Rue Du Lac Road
Dallas, Texas  75230